Exhibit 10.16


      CONSULTING AGREEMENT (the "Agreement"), dated as of January 1, 1998, among Capital Trust, a California business trust (the "Company"), and Martin L. Edelman (the "Consultant").

                              Preliminary Statement

      The Company wishes to engage the services of the Consultant as a consultant and the Consultant wishes to serve the Company as a consultant, on the terms set forth below.

      Accordingly, the parties hereto agree as follows.

1.    Engagement of the Consultant.

      (a) The Company hereby agrees to engage the Consultant, and the Consultant hereby agrees to serve, as a consultant to the Company on the terms and conditions set forth herein during the period commencing on the date hereof and ending on December 31, 1998. This Agreement, unless otherwise terminated by either party, shall be automatically extended for an additional one-year term commencing on January 1, 1999 and ending on December 31, 1999.

      (b) This Agreement may be terminated by either party for any reason upon 30 consecutive days notice to the other party. This Agreement shall automatically terminate in the event of the death of the Consultant.

2. Duties of the Consultant. The Consultant will provide such consulting services as the Company requests, including client development and advisory services in connection with the Company's lending and investment banking activities and asset and business acquisition transactions.

3. Time commitment of the Consultant. The Consultant will make his services available to the Company when and as reasonably requested by the Company, subject to:

      a. receipt by the Consultant of reasonable advance notice from the Company of the need for the Consultant's services, and

      b.    Consultant's bona fide prior commitments.

4. Compensation. The Consultant shall receive a consulting fee of $8,000 per month for his services during the term of this Agreement, payable on a monthly basis.


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5.    Participation in the Company's Incentive Share Plan.  The Consultant
      shall be entitled to participate in the Company's Long-Term Incentive Share Plan on such basis as may be determined by the Compensation Committee of the board of trustees of the Company. In addition, upon execution of this Agreement, the Company shall grant the Consultant 50,000 options to purchase class A common shares of beneficial interest, $1.00 par value, in the Company, pursuant to the terms of the Company's Long-Term Incentive Share Plan.

6. No trustee liability. The Consultant agrees that the trustees of the Company shall have no personal liability to the Consultant under this Agreement and that any obligation of the Company hereunder shall be satisfied solely from the assets of the Company.

7. Independent Contractor. The parties agree that Consultant is an independent contractor and that any persons whom Consultant may employ to assist Consultant shall be deemed to be Consultant's employees in all respects. Consultant agrees that Consultant is not an employee of the Company and shall not be entitled to any benefits afforded by the Company to its employees or employees of its affiliates by reason of the services performed under this Agreement, other than as provided in section 5 with respect to the Company's Long-Term Incentive Share Plan. The Company will not deduct from the consulting fees paid under this Agreement any taxes, payments for unemployment compensation, social security or other expenses unless required to do so by law and Consultant will be responsible for payment of all such taxes and expenses.

8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed in writing, and is signed by the Consultant and the Company. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. This Agreement is for the personal services of Consultant. Consultant's rights and obligations hereunder may not be assigned by Consultant without the prior written consent of the Company.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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10.   Headings.  The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.



      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                   CAPITAL TRUST



                                   By: /s/ John R. Klopp
                                      ---------------------------------
                                      Name:  John R. Klopp
                                      Title: Vice Chairman



                                   THE CONSULTANT


                                   By:/s/ Martin L. Edelman
                                      ---------------------------------
                                       Martin L. Edelman




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